                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (a Development Stage Company)

                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE




                                                  NINE MONTHS ENDED              SIX MONTHS ENDED
                                                       MARCH 31,                   DECEMBER 31,
                                                1997             1996          1996            1995
                                           -------------    ------------  -------------   -----------
                                            (Unaudited)       (Unaudited)

     PRIMARY AND FULLY DILUTED

Net loss                                   $  (4,084,769)   $ (1,247,332) $  (2,078,465)  $ (915,528)

Less:
     Preferred stock dividends on the
      issuance of the convertible stock
      with discounted conversion price           714,155               -        714,155            -

     Preferred stock dividends earned
      the preferred shareholders                 107,219               -         28,469            -

Add:
     Amortization of discounted
      preferred dividends pro-rata
      over conversion period
      conversion period                          417,780               -        60,703             -
                                           -------------    ------------  ------------    -----------

Net loss applicable to common
   shareholders for primary loss
   per share                               $  (4,488,363)   $ (1,247,332)  $(2,760,386)  $  (915,528)
                                           =============    ============   ===========   ===========

 Weighted average number of common
    shares outstanding during the period      24,066,132      19,008,102    23,820,035    18,870,569
                                           =============    ============   ===========   ===========

Net loss per common share                  $       (.19)    $      (.07)   $      (.12)  $     (.05)
                                           =============    ============   ===========   ===========

                                                                    (Continued)

                                                                               FROM                FROM
                                                                             INCEPTION          INCEPTION
                                                                            (DECEMBER 10,     (DECEMBER 10,
                                                  YEARS ENDED JUNE 30,    1993) TO JUNE 30,      1993) TO
                                                  1996          1995           1994          MARCH 31, 1997
                                            ------------  -------------  -----------------  ----------------


     PRIMARY AND FULLY DILUTED

Net loss                                    $ (5,593,452) $  (1,086,436)  $    (66,951)     $   (8,825,304)

Less:
     Preferred stock dividends on the
      issuance of the convertible stock
      with discounted conversion price           998,400              -              -           1,712,555

     Preferred stock dividends earned
      the preferred shareholders                  47,845              -              -             155,064

Add:
     Amortization of discounted
      preferred dividends pro-rata
      over conversion period
      conversion period                                -             -               -             417,780
                                            ------------  ------------   -------------       -------------

Net loss applicable to common
   shareholders for primary loss
   per share                                $ (6,639,697) $ (1,086,436)   $    (66,951)      $ (12,281,447)
                                            ============  ============    ============       =============

 Weighted average number of common
    shares outstanding during the period      21,354,155    16,881,230       6,288,887         19,734,012
                                            ============  ============    ============       =============

Net loss per common share                   $      (.31)  $       (.06)   $       (.01)      $       (.62)
                                            ============  ============    ============       =============

                                                                    (Continued)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (a Development Stage Company)

                                   EXHIBIT 11

            SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE (Continued)





NOTES -
     (A) No common stock equivalents have been added in the computation of net loss per share as their effect would be anit-dilutive.

     (B) As a result of the issuance of the preferred stock below the fair market value of the common shares at the date of issuance, a deemed preferred dividend has been charged to accumulated deficit at the date of issuance and is amortized into the conversion cost of the common stock over the period of conversion. The calculation is made by multiplying the total number of shares to be converted by the discount per share to arrive at the deemed preferred dividend. The resulting amount is then charged to accumulated deficit with a corresponding credit to additional paid-in capital.


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (a Development Stage Company)

                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE
                               SUPPORTING SCHEDULE




                                                       NINE MONTHS ENDED             SIX MONTHS ENDED
                                                            MARCH 31,                   DECEMBER 31,
                                                      1997          1996             1996         1995
                                                 -----------   -----------      -----------    -----------
                                                  (Unaudited)  (Unaudited)

Weighted average number of common shares
  outstanding during the period before the
  conversion of the preferred stock                22,796,564   19,008,102       23,092,838     18,870,569

Add - weighted average of common shares
  converted during the period                       1,269,568            -          727,197              -
                                                  -----------  -----------      -----------    -----------

Total weighted average of common shares
  outstanding during the period                    24,066,132   19,008,102       23,820,035     18,870,569
                                                  ===========  ===========      ===========    ===========



                                                                                 FROM                FROM
                                                                               INCEPTION           INCEPTION
                                                                             (DECEMBER 10,       (DECEMBER 10,
                                                    YEARS ENDED JUNE 30,    1993) TO JUNE 30,       1993) TO
                                                    1996          1995           1994           MARCH 31, 1997
                                                -----------   -----------  ------------------   -----------------


Weighted average number of common shares
  outstanding during the period before the
  conversion of the preferred stock              21,318,171    16,881,230     6,288,887         19,435,977

Add - weighted average of common shares
  converted during the period                        35,984             -             -            298,035
                                                -----------   -----------  ------------         ----------

Total weighted average of common shares
  outstanding during the period                  21,354,155    16,881,230     6,288,887         19,734,012
                                                ===========   ===========  ============         ==========
